EXHIBIT 3.179

200094 - 70

Microfilm Number _______________	Filed with the Department of State on DEC 20 2000

Entity Number 2978603	/s/ [ILLEGIBLE]

Secretary of the Commonwealth

CERTIFICATE OF ORGANIZATION-DOMESTIC LIMITED LIABILITY COMPANY
DSCB: 15-8913 (Rev 95)

          In compliance with the requirements of 15 Pa.C.S. § 8913 (relating to certificate of organization), the undersigned, desiring to organize a limited liability company, hereby state(s) that:

1.	The name of the limited liability company is: TRC Radnor Center, L.L.C.

2.	The (a) address of this limited liability company’s initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

Plymouth Meeting Executive Campus

(a)	600 W. Germantown Pike, Suite 221	Plymouth Meeting	PA	19462	Montgomery

	Number and Street	City	State	Zip	County

	(b)	c/o: ___________________________________________________________________________________________
		Name of Commercial Registered Office Provider	County

For a limited liability company represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the limited liability company is located for venue and official publication purposes.

3.	The name and address, including street and number, if any, of each organizer are:

NAME	ADDRESS

Frank J. Ferro	2005 Market Street, Philadelphia, PA 19103-7041

4.	(Strike out if inapplicable):

5.	(Strike out if inapplicable): Management of the company is vested in a manager or managers.

6.	The specified effective date, if any is: 12 31 2000 5:00 P.M.
month day year hour, if any

7.	(Strike out if inapplicable):

8.	For additional provisions of the certificate, if any, attach an 8 1/2 x 11 sheet.

200094 - 71

DSCB: 15-8913 (Rev 95)-2

          IN TESTIMONY WHEREOF, the organizer(s) has (have) signed this Certificate of Organization this 19th day of December, 2000.

/s/ Frank J. Ferro

Frank J. Ferro

(Signature)

(Signature)

2002037 - 441

PENNSYLVANIA DEPARTMENT OF STATE
CORPORATION BUREAU

Certificate of Change of Registered Office
Limited Liability Company
(15 P.C.S. § 8906)

Entity Number
2978603

Name			Document will be returned to the name and address you enter to the left.
______________________________________________________________________________
Address
______________________________________________________________________________			<=
City	State	Zip Code
______________________________________________________________________________

Fee: $52	Filed in the Department of State on APR 16 2002

/s/ [ILLEGIBLE]

Acting Secretary of the Commonwealth

                    In compliance with the requirements of the 15 Pa.C.S. § 8906 (relating to change of registered office) the undersigned limited liability company, desiring to effect a change of registered office, hereby states that:

1.	The name of the company is:
TRC Radnor Center, L.L.C.

2.
The (a) address of the company’s current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department:

(a) Number and street City State Zip County
600 West Germantown, Pike, Suite 221, Plymouth Meeting, Pennsylvania 19462

	(b) Name of Commercial Registered Office Provider	County
c/o:

3.	Complete part (a) or (b):

(a) The address to which the registered office of the company in this Commonwealth is to be changed is:

100 Matsonford Road, Bldg. #2, Suite 205,	Radnor,	Pennsylvania	19087

Number and street	City	State	Zip	County

(b) The registered office of the company shall be provided by:

c/o:

	(b) Name of Commercial Registered Office Provider	County

2002037 - 442

DSCB: 15-8906-2

IN TESTIMONY WHEREOF, the undersigned has caused this Application for Registration to be signed by a duty authorized officer thereof this 10th day of April, 2002.

TRC RADNOR CENTER, L.L.C.,
A Pennsylvania limited liability company

By:	/s/ Frank J. Ferro

Frank J. Ferro
Executive Vice President

2004091 - 333

PENNSYLVANIA DEPARTMENT OF STATE
CORPORATION BUREAU

Certificate of Amendment-Domestic
(15 Pa.C.S.)

Entity Number
2978603	Limited Partnership (§ 8512)
Limited Liability Company (§ 8951)

Name	Pepper Hamilton LLP		Document will be returned to the name and address you enter to the left.
______________________________________________________________________________
Address	200 One Keystone Plaza
	North Front and Market Streets		<=
P.O. Box 1101
______________________________________________________________________________
City	State	Zip Code
Harrisburg,	PA	17108-1181
______________________________________________________________________________

Fee: $70	Filed in the Department of State on SEP 22 2004

/s/ [ILLEGIBLE]

Secretary of the Commonwealth

          In compliance with the requirements of the applicable provisions (relating to certificate of amendment), the undersigned, desiring to amend its Certificate of Limited Partnership/Organization, hereby certifies that:

1.	The name of the limited partnership/limited liability company is:
TRC Radnor Center, L.L.C.

2.	The date of filing of the original Certificate of Limited Partnership/Organization: 12/20/2000

3.	Check, and if appropriate complete, one of the following:

The amendment adopted by the limited partnership/limited liability company, set forth in full, is as follows:

The amendment adopted by the limited partnership/limited liability company is set forth in full in Exhibit A attached hereto and made a part hereof.

4.	Check, and if appropriate complete, one of the following:

The amendment shall be effective upon filing this Certificate of Amendment in the Department of State.

The amendment shall be effective on:__________at__________.
Date Hour

2004091 - 334

DSCB:15-8512/8951-2

5.	Check if the amendment restates the Certificate of Limited Partnership/Organization:

The restated Certificate of Limited Partnership/Organization supersedes the original Certificate of Limited Partnership/Organization and all previous amendments thereto.

IN TESTIMONY WHEREOF, the undersigned limited partnership/limited liability company has caused this Certificate of Amendment to be executed this

21st day of September, 2004.

TRC Radnor Center, L.L.C.

Name of Limited Partnership/Limited Liability Company

/s/ Gerard H. Sweeney

Signature

President & CEO

Title

2004091- 335

EXHIBIT A

CERTIFICATE OF AMENDMENT

OF

TRC RADNOR CENTER, L.L.C.

The Certificate of Organization of TRC Radnor Center, L.L.C. shall be amended as follows:

          1.  The name of the limited  liability company is Brandywine Radnor Center LLC.

          2.  The address of the limited liability company’s initial registered office in this Commonwealth and in the county of venue is 401 Plymouth Road, Suite 500, Plymouth Meeting, Pennsylvania 19462, County of Montgomery.